UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)        January 6, 2006
                                                --------------------------------


                              NEOPROBE CORPORATION
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             (Exact name of registrant as specified in its charter)


         Delaware                      0-26520                   31-1080091
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(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)               File Number)           Identification  No.)


    425 Metro Place North, Suite 300, Columbus, Ohio                43017
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         (Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code        (614) 793-7500
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
   230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
   240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
   Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
   Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

         On January 6, 2006, Neoprobe Corporation (the "Company") entered into an employment agreement with Anthony K. Blair, pursuant to which Mr. Blair will serve as Vice-President Manufacturing Operations of the Company (the "Agreement). The Agreement has a stated term of 12 months, commencing January 1, 2006, and terminating December 31, 2006. The Agreement provides for an annual base salary of $122,000. Mr. Blair may also receive an annual bonus at the discretion of the Compensation Committee of the Company's Board of Directors, in accordance with any bonus plan adopted by the Compensation Committee. The Agreement also provides for Mr. Blair's participation in the Company's employee benefit programs, stock based incentive compensation plans and other benefits as described in the Agreement.

         In the event of the termination of Mr. Blair's employment by the Company "for cause," all salary, benefits and other payments shall cease at the time of termination, and the Company shall have no further obligations to Mr. Blair. If Mr. Blair resigns for any reason other than a Change of Control (as that term is defined in the Agreement), all salary, benefits and other payments shall cease at the time such resignation becomes effective. At the time of any such resignation, the Company shall pay to Mr. Blair the value of any accrued but unused vacation time, and the amount of all accrued but previously unpaid base salary through the date of such resignation. If Mr. Blair dies or his employment is terminated because of disability, all salary, benefits and other payments shall cease at the time of death or disability, provided, however, that the Company shall provide such health, dental and similar insurance or benefits as were provided to Mr. Blair, or his family, immediately before his termination by reason of death or disability, for the longer of 12 months after such termination or the full unexpired term of the Agreement. At the time of such termination, the Company shall pay to Mr. Blair the value of any accrued but unused vacation time, and the amount of all accrued but previously unpaid base salary through the date of such termination.

         In the event the Company terminates Mr. Blair's employment without cause, the Company shall, at the time of such termination, pay to Mr. Blair the amount of $61,000, together with the value of any accrued but unused vacation time, and the amount of all accrued but previously unpaid base salary through the date of such termination. Additionally, the Company shall continue to provide Mr. Blair with all of the benefits provided to him pursuant to the Company's employee benefit plans for the longer of 12 months or the full unexpired term of the Agreement.

         The Company also must pay severance to Mr. Blair, under certain circumstances, in the event of a Change of Control. The Agreement provides that if there is a Change in Control, and Mr. Blair is concurrently or subsequently terminated (a) by the Company without cause, (b) by the expiration of the term of the Agreement, or (c) by his resignation because he has reasonably determined in good faith that his titles, authorities, responsibilities, salary, bonus opportunities or benefits have been materially diminished, that a material adverse change in his working conditions has occurred, that his services are no longer required in light of the Company's business plan, or the Company has breached the Agreement, the Company shall pay to Mr. Blair, at the time of such termination, the amount of $122,000, together with the value of any accrued but unused vacation time, and the amount of all accrued but previously unpaid base salary through the date of termination, and shall provide him with all of his benefits provided pursuant to the Company's employee benefit plans for the longer of 12 months or the full unexpired term of his employment agreement.

         The Agreement also contains non-competition and non-solicitation covenants. These covenants are effective during employment and for a period of 12 months following the termination of Mr. Blair's employment.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                Neoprobe Corporation


Date: January 11, 2006          By: /s/ Brent L. Larson
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                                    Brent L. Larson, Vice President Finance and
                                      Chief Financial Officer





























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